Exhibit 99.1

Local Bounti Announces PIPE Financing to Support Long-term Growth Strategy

Entered into Agreement for $23.3 million PIPE with Fidelity Management & Research Company, BNP Paribas and other existing investors including management

HAMILTON, Mont., October 24, 2022 – Local Bounti Corporation (NYSE: LOCL, LOCL WS) (“Local Bounti” or the “Company”), a breakthrough U.S. indoor agriculture company combining the best aspects of vertical and greenhouse growing technologies, today announced an equity raise to support the continued scale-up of its organization and build-out of its network of innovative Controlled Environment Agriculture (“CEA”) facilities that leverage its proprietary Stack & Flow TechnologyTM to significantly improve crop turns, increase output and improve unit economics.

“We are pleased to enter into this equity investment with the support of many of our marquee long-term shareholders, including our management team,” commented Kathleen Valiasek, CFO of Local Bounti. “We are very focused on delivering high quality, great tasting produce grown locally and closer to the consumer and this financing allows us to continue to strategically expand our national footprint to meet robust demand from our existing customer base.”

The Company arranged a $23.3 million private investment in public equity (PIPE) investment (the “Offering”) in the Company with significant investment coming from existing investors, including Fidelity Management & Research Company and BNP Paribas. Under the terms of the Offering, Local Bounti has agreed to issue and sell in a private placement an aggregate of approximately 9.3 million shares of the Company’s common stock at a price per share of $2.50, the closing price of the Company’s common stock on October 20, 2022.

The securities sold, or to be sold, in the Offering are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the execution of the securities purchase agreement, Local Bounti and the investors in the Offering entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the SEC registering the resale of the securities sold in the Offering.

About Local Bounti

Local Bounti is redefining indoor farming with an innovative method – its proprietary Stack & Flow TechnologyTM – that significantly improves crop turns, increases output and improves unit economics. Local Bounti operates advanced indoor growing facilities across the United States, servicing approximately 10,000 retail doors with its two brands: Local Bounti® and Pete’s®. We grow healthy food utilizing a hybrid approach that integrates the best attributes of controlled environment agriculture with natural elements. Our sustainable growing methods are better for the planet, using 90% less water and land than conventional farming methods. With a mission to ‘bring our farm to your kitchen in the fewest food miles possible,’ Local Bounti’s food is fresher, more nutritious, and lasts longer than traditional agriculture. To find out more, visit localbounti.com or eatpetes.com, or follow Local Bounti on LinkedIn for the latest news and developments.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will,” and other similar words or expressions. Forward-looking statements reflect Local Bounti’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions, and other factors, many of which are outside the control of Local Bounti. The forward-looking statements in this press release relate to the Offering. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: Local Bounti’s inability to complete the Offering; Local Bounti’s ability to effectively integrate the recently acquired operations of Pete’s into its existing operations; the ability of Local Bounti to retain and hire key personnel; the uncertainty of projected financial information; Local Bounti’s increased leverage as a result of additional indebtedness incurred in connection with the recent acquisition of Pete’s; restrictions contained in Local Bounti’s debt facility agreements with Cargill Financial Services International, Inc.; Local Bounti’s ability to repay, refinance, restructure, or extend its indebtedness as it comes due; unknown liabilities that may be assumed in acquisitions; Local Bounti’s ability to generate revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms or at all; Local Bounti’s ability to build out additional facilities; reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti’s ability to maintain its gross margin or decrease its cost of goods sold over time; potential for damage to or problems with Local Bounti’s facilities; Local Bounti’s ability to attract and retain qualified employees; Local Bounti’s ability to develop and maintain its brand or brands it may acquire; Local Bounti’s ability to maintain its company culture or focus on its vision as it grows; Local Bounti’s ability to execute on its growth strategy; the risks of diseases and pests destroying crops; Local Bounti’s ability to compete successfully in the highly competitive natural food market; Local Bounti’s ability to defend itself against intellectual property infringement claims; changes in consumer preferences, perception, and spending habits in the food industry; seasonality; Local Bounti’s ability to achieve its sustainability goals; and other risks and uncertainties indicated from time to time, including those under “Risk Factors” and “Forward-Looking Statements” in Local Bounti’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022, as supplemented by subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and other reports and documents Local Bounti files from time to time with the SEC. Local Bounti cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof.

Local Bounti does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Contact:

Kathleen Valiasek, Chief Financial Officer

Local Bounti

investors@localbounti.com